SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): October 26, 2001


                        Commission File Number 0001071113


                              LYON INVESTMENTS B.V.
             (Exact name of registrant as specified in its charter)


         THE NETHERLANDS
(State or other jurisdiction of             (I.R.S. Employer Identification
incorporation or organization)                          No.)


                              Lyon Investments B.V.
                            Officia 1, De Boelelaan 7
                                1083 HJ Amsterdam
                                 The Netherlands
          (Address of principal executive offices, including zip code)

                           Telephone: (31 313) 429 437
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Lyon Investments B.V. is a subsidiary of The Derby Cycle Corporation, a Delaware corporation (the "Company"). As previously reported, on August 20, 2001, the Company entered into an Asset Purchase Agreement (as amended, the "Asset Purchase Agreement") with Cycle Bid Co., a Delaware corporation, providing for the sale of substantially all of its worldwide operations to Cycle Bid Co. (the "Asset Sale"). Cycle Bid Co. is a corporation newly formed in order to facilitate a buyout by many of the existing members of management and stockholders of the Company and its subsidiaries. On October 29, 2001, the Company and Raleigh Cycle Limited, a Jersey corporation and affiliate of Cycle Bid Co. to which Cycle Bid Co. has assigned all of its rights under the Asset Purchase Agreement, issued a joint press release, a copy of which is attached as
Exhibit 99.1 hereto, announcing that the Asset Sale was completed.

CERTAIN STATEMENTS ABOUT LYON'S AND THE COMPANY'S FUTURE PERFORMANCES INCLUDED IN THIS FORM 8-K AND THE ATTACHED EXHIBITS ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT LYON'S AND THE COMPANY'S PERFORMANCES ARE HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits


                  EXHIBIT NUMBER        DESCRIPTION
                  --------------        -----------

                  99.1 Press Release, dated October 29, 2001, announcing the completion of the Asset Sale (incorporated herein by reference to Exhibit 99.1 of The Derby Cycle Corporation's Current Report on Form 8-K, filed on October 30, 2001)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   LYON INVESTMENTS B.V.


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Managing Director


Dated:  October 30, 2001